Exhibit 10.4

AMENDMENT
TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into as of December 31, 2010 by and between D3 Technologies, a California corporation (“Corporation”), a wholly owned subsidiary of LMI AEROSPACE, INC. (“Parent”), a Missouri corporation, and Richard L. Johnson (“Employee”),

Whereas, the Corporation and the Employee are parties to an employment agreement between the Corporation and the Employee dated as of November 1, 2010 (the “Employment Agreement”), a copy of which is attached and incorporated herein by reference;

Whereas, the Corporation and the Employee have agreed to amend the Employment Agreement;

Whereas, Section 11 of the Employment Agreement provided that amendments thereto must be in writing and signed by both parties;

NOW, THEREFORE, the Corporation and the Employee do hereby agree to the following:

1.              Section 3(C) of the Employment Agreement is hereby deleted and replaced with the following Section 3(C);

(C)           For each fiscal year of the Corporation during the term of this Agreement, provided that the Employee is employed, under the terms of this Agreement as of the first day of the next fiscal year, the Corporation shall pay the Employee a “Performance Bonus,” in addition to the Employee’s Base Salary, calculated as follows:

(1)            Five percent (5%) of the Employee’s Base Salary, provided that the Corporation’s Annual Income from Operations for such fiscal year is not less than sixty percent (60.0%) of its budgeted Annual Income from Operations; plus

(2)            Five percent (5%) of the Employee’s Base Salary, provided that the Corporation’s Annual Income from Operations for such fiscal year is not less than one-hundred percent (100%) of its budgeted Annual Income from Operations; plus

(3)            Seventeen Hundredths percent (0.17%) of the Annual income from Operations of the Parent, provided the Parent’s Annual Income from Operations for fiscal year 2011 is not less than sixty percent (60%) of its budgeted Annual Income from Operations; Nineteen Hundredths percent (0.19%) of the Annual Income from Operations of the Parent, provided the Parent’s Annual Income from Operations for fiscal year 2012 is not less than sixty percent (60%) of its budgeted Annual Income from Operations; Twenty Two Hundredths percent (0.22%) of the Annual Income from Operations of the Parent, provided the Parent’s Annual Income from Operations for fiscal year 2013 is not less than sixty percent (60%) of its budgeted Annual Income from Operations.

For purposes of the calculation of the Performance Bonus, the Parent’s “Annual Income from Operations” means its annual income from operations, on a consolidated basis, for a given fiscal year, as determined by the firm of independent certified public accountants providing auditing services to the Parent, using generally accepted accounting principles, consistently applied., and calculated without regard to (a) any bonus paid pursuant to employment contracts, and (b) any income or loss attributable to any other corporation or entity (including the assets of a corporation or entity that constitute an operating business) acquired by or merged into the Parent subsequent to the effective date of this Agreement.

The Corporation’s “Annual Income from Operations” means the Income from Operations of the Corporation.

The Corporation shall pay to the Employee any Performance Bonus due the Employee hereunder not later than fifteen (15) days after the receipt by the Corporation of its annual audited financial statements, which the Corporation expects to receive within ninety (90) after the end of each fiscal year of the Corporation.

2.              All references in the Employment Agreement to the “Agreement” and any other references of similar import shall henceforth mean the Employment Agreement as amended by this Amendment.

3.              In the event of a conflict between the provisions of this Amendment and the provisions of the Employment Agreement (without regard to this Amendment), the provisions of this Amendment shall control.  All defined terms appearing in this Amendment shall continue to have the same meaning is provided in the Employment Agreement, unless modified by this Amendment.

4.              Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Employment Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

5.      This Amendment shall be binding upon and inure to the benefit of the Corporation and the Employee and their respective heirs, executors, administrators, legal administrators, successors and permitted assigns.

6.              This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

The parties have executed this Amendment to Employment Agreement as of the date first above written.

D3 TECHNOLOGIES INC,
(“Corporation”)

By:	/s/ Ronald S. Saks
Ronald S. Saks

/s/ Richard L. Johnson
Richard L. Johnson
(“Employee”)